                                                                    Exhibit 10.5

EXECUTION COPY
                                ESCROW AGREEMENT

This Escrow Agreement (the "AGREEMENT") is made and entered into as of this 5th day of April, 2000, by and among LIOR SALANSKY of 19 Snir St. Yokne-am Elit 20692, Israel ("SALANSKY"), OSCAR GRUSS & SON INCORPORATED, with offices at 74 Broad St., New York, NY 10004-2247, YARON AMIR of 73 Kalaniot St., Givat Avni, ILAN MELAMED, and the individuals listed in Schedule 3.2 attached hereto (collectively the "PURCHASERS", and each of them individually a "PURCHASER"), and RAVILLAN, VOLOVELSKY, DINSTEIN, SNEH & CO. Attorneys-at-Law, 76 Rothschild Blvd., Mozes House, Tel-Aviv, Israel (the "TRUSTEE").


NOW THEREFORE in consideration of their mutual representations and obligations, the parties hereto have hereby agreed as follows:

1.  DEFENITIONS

     Unless otherwise determined, all capitalized terms used herein shall bear the meaning ascribed to them in the Share Purchase Agreement executed between the parties hereto and concurrently herewith (the "SHARE PURCHASE AGREEMENT").

2.  APPOINTMENT

     Trustee is hereby appointed as a trustee for and on behalf of both Salansky and the Purchasers.

3.  SALANSKY'S OBLIGATIONS

    3.1. Upon executing this Agreement, Salansky shall deliver to the Trustee, on behalf of the Purchasers, validly executed blank (i) transfer deeds,
         (ii) transfer statements to the Registrar of Companies and (iii) share certificates, representing a total of up to 5,853 Ordinary Shares.

    3.2. If the Trustee receives from any party hereto adequate evidence, to Trustee's satisfaction (after notifying all other parties of such evidence and allowing them to bring forth any additional or contrasting evidence), that, within twelve (12) months of the date hereof, the Applicable Conversion Value, as defined in the Amended Articles, had been adjusted in accordance with the terms of Article 21.4 thereof, and is further sufficiently advised by such party of the new value of the Applicable Conversion Value subsequent to such adjustment, then the Trustee shall complete the transfer deeds, transfer statements and share certificates to reflect the transfer from Salansky to the Purchasers, for no additional consideration, of Ordinary Shares (to be distributed among the Purchasers proportionally to their respective maximum portion of additional shares specified in Schedule 3.2) in a number equal to the product of (i) 5,853 and (ii) a fraction, the numerator of which is the difference between (X) $104.625 and (Y) the Applicable Conversion Value after giving effect to the adjustment under Article 21.4, decreased by 22.5% (the "RETROSPECTIVE PRICE PER SHARE") (down to a minimal Retrospective Price Per Share of $83.700 in the event that no adjustment had taken place), and the denominator of which is the difference between $104.625 and $83.700.


          For illustration purposes only, if Salansky provides evidence that within the twelve-month period following the date hereof, the Applicable Conversion Price had been increased, for example, from $108 to $121.5, then the Trustee shall be authorized to take all actions and complete all documents held by it in escrow as shall be required to perfect the transfer, from Salansky to the Purchasers, of 2,927 shares, in accordance with the following computation:

          5,853* [$104.625 - ($121.5*0.775) =     2,927
          ---------------------------------
               ($104.625 - $83.700)

          If any of the parties shall demonstrate that, within the twelve-month period commencing on the date hereof, the Applicable Conversion Price had been increased to $135 (or above), the Trustee shall not transfer any additional shares to the Purchasers, and shall return all deeds, statements and certificates bestowed therewith back to Salansky upon Salansky's first demand.

          If, however, none of the parties shall apply to the Trustee in respect of the adjustment of the Applicable Conversion Price within the twelve-month period designated above, or shall not attach to such application sufficient evidence of both the occurrence and the degree of such adjustment in a manner satisfactory to the Trustee (or if the Applicable Conversion Price had in fact remained unchanged (or had been decreased) under the provisions of the Articles of Association of Mind C.T.I. Ltd. (the "COMPANY")), then the Trustee shall, upon the expiration of the twelve-month period, transfer all additional 5,853 to the Purchasers.

4.  REPRESENTATIONS, WARRANTIES AND OBLIGATIONS OF TRUSTEE

    4.1. The Trustee represents and warrants to Salansky and the Purchasers that it has full power and authority to execute, deliver and perform this Agreement.

    4.2. The Trustee shall not be entitled to any compensation hereunder, other than reimbursement of any expenses, including legal expenses, incurred in connection with the performance of its duties hereunder.

    4.3. Trustee shall not assign, sub-contract or otherwise transfer this Agreement without the prior written consent of Principal Shareholders.

    4.4 Trustee represents, and Salansky hereby acknowledges and recognizes, that the Trustee has been involved with the purchase of the Purchased Shares and represented several of the Purchasers in relation therewith, and has a certain interest in the Purchased Shares and the shares in escrow hereunder.

5.  TRUSTEE'S LIABILITY AND INDEMNIFCATION

    5.1. Liability of Trustee. In performing any of its duties under this Agreement, the Trustee shall not be liable to any party for damages, losses or expenses, except in the event of gross negligence or willful misconduct on its part. Trustee shall not incur any such liability for
          (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument that the Trustee shall in good faith believe to be genuine; nor will the Trustee be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any agent's authority. The Trustee is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of the Company or any party to this Agreement.

    5.2. Indemnification of Trustee. Both Salansky and each of the Purchasers (and their respective successors and assigns) agree jointly and severally to indemnify and hold the Trustee harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and disbursements that may be imposed on the Trustee or incurred by it in connection with the performance of its duties under this Agreement, including but not limited to any arbitration or litigation arising from this Agreement or involving its subject matter.

6.  NOTICES

     All notices or other communications hereunder shall be in writing and shall be given in person, by registered mail (registered air mail if mailed internationally), by an overnight courier service which obtains a receipt to evidence delivery, or by facsimile transmission (provided that written confirmation of receipt is provided), addressed as set forth in the preamble above, or such other address as any party may designate to the other in accordance with the aforesaid procedure. All notices and other communications delivered in person or by courier service shall be deemed to have been given as of three business days after sending thereof, those given by facsimile transmission shall be deemed given twenty-four hours following transmission, provided a confirmation copy is sent by registered mail, and all notices and other communications sent by registered mail shall be deemed given five (5) days after posting.

7.   GENERAL

    7.1. The entire agreement between the parties with respect to the subject matter hereof is contained in this Agreement. This Agreement supersedes all prior oral and written proposals and communications related to this Agreement between the parties.

    7.2. No provision of this Agreement shall be deemed waived, amended or modified by either party unless such waiver, amendment or modification is expressly claimed.

    7.3 Any provision of this Agreement which is unenforceable under the laws of any jurisdiction which are applicable hereto shall be ineffective to the extent such laws apply without invalidating the remaining provisions of the Agreement.

    7.4. All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

    7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws, and subject to the jurisdiction of the Courts of the State of Israel.


IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this agreement on the dates set first above:


/s/ Ravillan, Volovelsky, Dinstein, Sneh & Co.
______________________________________________
RAVILLAN, VOLOVELSKY, DINSTEIN, SNEH & CO.
ATTORNEYS-AT-LAW

                                  SCHEDULE 3.2
                                  ------------
                                 (Page 1 of 2)
                  of the Escrow Agreement dated April 6th 2000

                      Signature Page and Allocation Table
                      -----------------------------------


                        Maximum Number of
Name of Purchaser       Additional Shares          Signature
--------------------  ---------------------  ---------------------

Rochelle Sivan                           48  /s/ Rochelle Sivan
-------------------------------------------  ---------------------

Gabi Bar Haim                            48  /s/ Gabi Bar Haim
-------------------------------------------  ---------------------

Zadok Eyal                               72  /s/ Zadok Eyal
-------------------------------------------  ---------------------

Ami Arel                                119  /s/ Ami Arel
-------------------------------------------  ---------------------

Gal Miara                               119  /s/ Gal Miara
-------------------------------------------  ---------------------

Sagee Aran                              119  /s/ Sagee Aran
-------------------------------------------  ---------------------

Shako Eli                               119  /s/ Shako Eli
-------------------------------------------  ---------------------

Eyal Oren                               119  /s/ Eyal Oren
-------------------------------------------  ---------------------

Sharli Bencherit                        191  /s/ Sharli Bendrerit
-------------------------------------------  ---------------------

Yuval Sarig                             239  /s/ Yuval Sarig
-------------------------------------------  ---------------------

Arie Ganot                              239  /s/ Arie Ganot
-------------------------------------------  ---------------------

Tudor Group Inc.                        239  /s/ Eitan Lombard
-------------------------------------------  ---------------------

                                  SCHEDULE 3.2
                                  ------------
                                 (Page 2 of 2)
                  of the Escrow Agreement dated April 6th 2000

                      Signature Page and Allocation Table
                      -----------------------------------


Yossi Azmon                             239  /s/ Yossi Azmon
-------------------------------------------  ------------------

David Shemla                            239  /s/ David Shemla
-------------------------------------------  ------------------

Gadi Lidror                             239  /s/ Gadi Lidror
-------------------------------------------  ------------------

Ilan Melamed                            358  /s/ Ilan Melamed
-------------------------------------------  ------------------

Yaron Amir                              478  /s/ Yaron Amir
-------------------------------------------  ------------------

Oscar Gruss & Son                     2,629
 Incorporated                                /s/ Michael Shaoul
-------------------------------------------  ------------------

Total                                 5,853
------------------------------------------------------------------